Exhibit (16)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned officers and/or trustees of Sixth Street Lending Partners, a Delaware statutory trust (the “Company’’), do hereby constitute and appoint each of Joshua Easterly, Ian Simmonds, David Stiepleman, Jennifer Gordon and Anton Brett as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or trustees, (i) a registration statement on Form N-14 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, I have executed this instrument as of the 28th day of August, 2025.

/s/ Joshua Easterly Joshua Easterly	Chief Executive Officer, Trustee and Chairman of the Board of Trustees (Principal Executive Officer)

/s/ Ian Simmonds Ian Simmonds	Chief Financial Officer (Principal Financial Officer)

/s/ Michael Graf	Deputy Chief Financial Officer (Principal Accounting Officer)
Michael Graf

/s/ Judy Slotkin	Trustee and Chairman of the Audit Committee
Judy Slotkin

/s/ Jennifer Gordon	Trustee
Jennifer Gordon

/s/ Richard A. Higginbotham	Trustee
Richard A. Higginbotham

/s/ Hurley Doddy	Trustee
Hurley Doddy

/s/ David Stiepleman	Trustee
David Stiepleman

/s/ Ronald K. Tanemura	Trustee
Ronald K. Tanemura